UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report: December 7, 2005
(Date of earliest event reported)
LIFECORE BIOMEDICAL, INC.
(Exact name of registrant as specified in its charter)
Commission File Number: 0-4136

Minnesota	41-0948334

(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

3515 Lyman Boulevard, Chaska, Minnesota 55318

(Address of principal executive offices, including zip code)

(952) 368-4300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
SIGNATURE

Item 1.01 Entry into a Material Definitive Agreement.
On December 7, 2005, the Compensation Committee of the Board of Directors of Lifecore Biomedical, Inc. (the “Company”) approved a program under which the non-employee directors of the Company would be able to elect to receive their monthly retainer fees in shares of the Company’s common stock. Under the program, each year a non-employee director would be given the opportunity to elect to receive 50% (i.e., $6,000) or 100% (i.e., $12,000) of his or her monthly retainer fees in stock. To the extent that a director elects to receive shares, the shares are issued to the director as of the first business day of the month following the month in which they are re-elected to the Board ( i.e., the “Issue Date” — typically December 1). The election to receive the shares must be made on or before the Issue Date. The number of shares to be issued is determined by dividing the amount of Board fees to be paid in shares by the closing price on the Issue Date. The shares are issued in the name of the director, but are not delivered to the director until the expiration of six months from the Issue Date. During this period the certificates for the shares are retained by the Company and the shares are not transferable by the director.
Two of the Company’s non-employee directors elected to participate in the program this year. Accordingly, in December 2005 Mr. Garrett and Ms. Gardner were issued 802 shares and 401 shares of the Company’s common stock, respectively, under the program.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFECORE BIOMEDICAL, INC.
By:	/s/ David M. Noel
David M. Noel
Chief Financial Officer

Date: December 12, 2005

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